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                                                                    Exhibit 3.2

                                  BYLAWS OF

                              TOM'S FOODS, INC.

                                  ARTICLE I

                                 STOCKHOLDERS
                                 ------------

     1.1 Meetings.

     (a) Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

     (b) Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held at such time as may be fixed by the board of directors.

     (c) Special Meetings. Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

     (d) Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

     1.2 Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every stockholders' meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

                                  ARTICLE II

                                  DIRECTORS
                                  ---------

     2.1 Number and Term. The board of directors shall have authority to (i) determine the number of directors to constitute the board, and (ii) fix the terms of office of the directors.









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     2.2 Meetings.

     (a) Place of Meetings. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

     (b) Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate by resolution. Notice of regular meetings need not be given.

     (c) Special Meetings. Special meetings of the board may be called by direction of the president or any two members of the board on three days' notice to each director, either personally or by mail or by telegram.

     (d) Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

     2.3 Committees. The board of directors may, by resolution adopted by majority of the whole board designate, one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                                 ARTICLE III

                                   OFFICERS
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     3.1 Election.  At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president, treasurer, secretary and such other officers as it deems advisable.

     3.2 Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and


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operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and shareholders, (ii) the other officers shall have the duties usually related to their offices, and (iii) the vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

                                  ARTICLE IV

                               INDEMNIFICATION
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4.1 Right to Indemnification.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or preceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or, while a director or officer of the Company, is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company, except to the extent that such person is otherwise indemnified and except to the extent that such person's claim for indemnification arises out of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit to the extent that such person is not otherwise indemnified and to the extent that such indemnification is not prohibited by applicable law.


     4.2 Advance of Expenses. Expenses incurred by a director or officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding subject to the provisions of any applicable statute.


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     4.3 Procedure for Determining Permissibility.  To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

     4.4 Contractual Obligation. The obligations of the company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

     4.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     4.6 Insurance and Other Indemnification. The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by applicable law, and (ii) give other indemnification to the extent permitted by law.

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                                  ARTICLE V

                        TRANSFER OF SHARE CERTIFICATES
                        ------------------------------

     Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                  ARTICLE VI

                                  AMENDMENTS
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     These bylaws may be altered, amended or repealed at any regular or special meeting of the board of directors by the vote of a majority of all the directors in office or at any annual or special meeting of stockholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.



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